Exhibit 10.9a

ADDENDUM TO ASSET PURCHASE AGREEMENT

This Addendum to Asset Purchase Agreement (this “Addendum”) is effective as of April 2, 2007, by and among Amish Co-op, Inc., a Delaware corporation (“Seller”), Ronald Sparkman, an individual (“Sparkman”), Kimberly A. Skinner, an individual (“Skinner” and together with Sparkman, “Seller’s Owners” and, together with Seller and Sparkman, the “Seller Parties”), Amish Natural Sub, Inc., an Ohio corporation (“Buyer”), which is a wholly-owned subsidiary of ANI (as hereinafter defined), and, solely for purposes of Section 1, herein, Amish Naturals, Inc., a Nevada corporation (“ANI”). Buyer and the Seller Parties shall hereinafter individually be referred to as a “Party” and collectively be referred to as the “Parties.”

RECITALS

WHEREAS, the Parties previously entered into that certain Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”); and

WHEREAS, the Parties desire to amend Section 2.1 of the Asset Purchase Agreement to memorialize their understanding and agreement that the Purchase Price (as defined in the Asset Purchase Agreement) will be paid in shares of common stock of ANI and to amend Section 4.1 of the Asset Purchase Agreement to reflect a Closing Date of April 5, 2007.

NOW, THEREFORE, in consideration of the promises and covenants made herein, and for such other good and valu-able consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE 1
AMENDMENTS

1. Amendments to Asset Purchase Agreement.

1.1 Amendment to Section 2.1 of the Asset Purchase Agreement. Section 2.1 of the Asset Purchase Agreement shall be amended and restated as follows:

Purchase Price. The purchase price for the Purchased Assets (the “Purchase Price”) shall be One Hundred Fifty Thousand Dollars ($150,000) and shall be paid by Buyer to Seller at Closing by delivery of seventy-five thousand (75,000) shares of restricted common stock of ANI and which shares shall be included in the shares of ANI’s common stock to be registered for resale in a Registration Statement on Form SB-2 to be filed with the United States Securities and Exchange Commission not later than April 30, 2007.

1.2 Amendment to Section 4.1 of the Asset Purchase Agreement. Section 2.1 of the Asset Purchase Agreement (and all effective dates set forth on the Bill of Sale and Assignment, Intellectual Property Assignment Agreement and Assignment and Assumption Agreement of Lease shall be the Closing Date specified in the following):

Closing Date. Provided that all conditions precedent set forth in this Agreement have been satisfied or waived, the closing of the transactions contemplated hereby (the “Closing”) shall occur on April 5, 2007, or such other date as shall be mutually agreed upon by the Parties hereto (the “Closing Date”). The Closing shall be held on the Closing Date at 10:00 a.m. PT at the offices of Bryan Cave LLP, located at 1900 Main Street, Suite 700, Irvine, California 92614, unless another place is mutually agreed upon by the Parties.

ARTICLE 2
MISCELLANEOUS PROVISIONS

2. Miscellaneous Provisions.

2.1 No Further Amendments. Except as amended by this Addendum, the Asset Purchase Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Asset Purchase Agreement and the provisions of this Addendum, the provisions of this Addendum shall prevail. This Addendum may only be modified or amended by a written agreement executed by the Parties with the same formalities and in the same manner as this Addendum.

2.2 Counterparts. This Addendum may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.

2.3 Binding on Successors. This Addendum shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

2.4 Entire Agreement.  The Asset Purchase Agreement as amended by this Addendum contains the entire understanding among the Parties and supersedes any prior written or oral agreements between them respecting the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, between and among the Parties relating to the subject matter hereof that are not fully expressed herein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed or have caused a duly authorized officer to execute this Addendum to Asset Purchase Agreement all effective as of the day and year first above written.

SELLER:	BUYER:
AMISH CO-OP, INC., a Delaware corporation	AMISH NATURAL SUB, INC., an Ohio corporation

By: /s/ KIMBERLY A. SKINNER Name: Kimberly A. Skinner Its: President	By: /s/ DAVID C. SKINNER, SR. Name: David C. Skinner, Sr. Its: President

SKINNER:	SPARKMAN:
/s/ KIMBERLY A. SKINNER KIMBERLY A. SKINNER	/s/ RONALD SPARKMAN RONALD SPARKMAN

ANI, solely for purposes of Section 1 hereof:
AMISH NATURALS, INC., a Nevada corporation

By: /s/ DAVID C. SKINNER, SR. Name: David C. Skinner, Sr. Its: President and CEO